EXHIBIT 5

[LETTERHEAD OF NIESAR & DIAMOND LLP]

April 30, 1999

Entertainment Digital Network, Inc.
One Union Street
San Francisco, CA  94111

         Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Entertainment Digital Network, Inc. (the "Company"), a Delaware corporation, pursuant to the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on April 30, 1999 ("Registration Statement"), covering 2,650,439 shares of Common Stock and shares of Common Stock underlying warrants.

     In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements or other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination we have assumed the genuineness of all signatures the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photocopied copies.

     Based upon the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

     1. The Company has authority to issue the Common Stock to be issued on exercise of the warrants in the manner and under the terms set forth in the Registration Statement.

     2. The Common Stock has been duly authorized, fully paid, and is non-assessable, and when issued, delivered and paid for in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.

     We express no opinion with respect to the laws other than those of the State of California and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to its use as part of the Registration Statement.

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     We are  furnishing  this  opinion to the Company  solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.


                                      Very truly yours,

                                      NIESAR & DIAMOND LLP

                                      /s/  Niesar & Diamond LLP
                                      --------------------------------
                                      NIESAR & DIAMOND LLP

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